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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

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                       Filed pursuant to Section 13 of the
                         Securities Exchange Act of 1934

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                             KIDEO PRODUCTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                0-28158                   13-3729350

     (State or other          (Commission File           (IRS Employer
       jurisdiction                Number)             Identification No.)
     of incorporation)

611 Broadway, Suite 523, New York, NY                       10012
(Address of Principal Executive Offices)                  (Zip Code)

                                  212-505-6605
                                fax 212-505-2142
                         (Registrant's Telephone Number)

                                  May 13, 1997
                           (Date of Report -- Date of
                            Earliest Event Reported)

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Item 5.  Other Events

      The Company's common stock, par value $.0001 per share (the "Common Stock"), is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

      On May 9, 1997, the Company's Board of Directors, acting pursuant to the authority granted under Section 4.2.1 of the Company's Certificate of Incorporation, authorized the creation of a series of the Company's Preferred Stock, par value $.0001 per share. The series so authorized is designated as the Series A 6% Convertible Participating Preferred Stock (the "Series A Preferred Stock") and consists of 4,000 shares, each share having a liquidation value of $1,000. There is no Preferred Stock currently authorized for issuance by the Company other than the Series A Preferred Stock.

      On May 13, 1997, the Company consummated a private placement sale of 750 shares of Series A Preferred Stock. The shares were sold at their liquidation value, for a total purchase price of $750,000, in a transaction arranged through Gerard Klauer Mattison & Co., Inc., as placement agent. As a result of such sale, and in accordance with the terms of the Series A Preferred Stock and
Section 4.3.2 of the Certificate of Incorporation, holders of Common Stock will rank junior to holders of Series A Preferred Stock in the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company.

      The following is a summary of certain terms and conditions relating to the Series A Preferred Stock and the agreements pursuant to which the Company effectuated the sale described above. The statements made in such summary (and in the two preceding paragraphs) are qualified in their entirety by reference to the following instruments filed as Exhibits to this Report: the Certificate of Designations relating to the Series A Preferred Stock (the "Certificate of Designations"); the Stock Purchase Agreement, dated as of May 13, 1997, between the Company and Sellet Marketing Corp. ("Sellet"); the Registration Rights Agreement, dated as of May 13, 1997, between the Company and Sellet; and the Joint Escrow Instructions, dated as of May 13, 1997, between the Company and Krieger & Prager, as Escrow Agent.

      Subject to the satisfaction of certain closing conditions contained in the Stock Purchase Agreement, the Company pursuant to such agreement will have the option to sell to Sellet up to 1,250 additional shares of Series A Preferred Stock for aggregate additional consideration of up to $1,250,000. Among those conditions are the filing with the SEC (and the SEC's declaration of effectiveness) of a registration statement providing for the sale under the Securities Act of 1933 of the shares of Common Stock into which the Series A Preferred Stock may be convertible. As contemplated by the Registration Rights Agreement, the Company anticipates the filing of the registration statement no later than

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June 12, 1997.

      Pursuant to the Certificate of Designations, the Series A Preferred Stock will be convertible at a holder's option into shares of Common Stock upon the first to occur of (a) July 12, 1997 and (b) the date as of which the SEC declares the registration statement to be effective (the "Effective Date"). In addition, under the Certificate of Designations, the Company has the right to cause a mandatory conversion of all outstanding shares of Series A Preferred Stock at any time after the one-year anniversary of the Effective Date.

      The Certificate of Designations provides that the Series A Preferred Stock will initially be convertible (subject to customary anti-dilution adjustments) into common shares based upon the ratio of (a) the total liquidation value (at $1,000 per preferred share) of the preferred shares being converted, to (b) the then-effective conversion price. The conversion price at any point in time will be 80% of the prior three trading days' average of the closing bid price per share of Common Stock (as reported by Nasdaq).

      The Certificate of Designations provides that dividends on the Series A Preferred Stock are payable semi-annually on each July 31st and January 31st, commencing with July 31, 1998. The Company has the option to pay any or all of the dividends through the issuance of additional common shares (utilizing the same conversion ratio as described above).

      On May 15, 1997, the Company issued a press release containing information substantially to the effect of that set forth in the foregoing paragraphs under this Item 4.

Item 7.  Financial Statements and Exhibits

      Item 7(c)  Exhibits.

      Exh. No.    Description
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      3.1         Certificate of Designations of Series A 6% Convertible
                  Participating Preferred Stock.

      4.1 Form of certificate representing shares of Series A 6% Convertible Participating Preferred Stock.

      10.1 Form of Stock Purchase Agreement, dated as of May 13, 1997, between the Company and Sellet Marketing Corp. ("Sellet").

      10.2 Form of Registration Rights Agreement, dated as of May 13, 1997, between the Company and Sellet.

      10.3 Form of Joint Escrow Instructions, dated as of May 13, 1997, between the Company and Krieger & Prager, as Escrow Agent.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDEO PRODUCTIONS, INC.


By /s/ Robert J. Riscica
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      Robert J. Riscica
      Vice President-Chief
      Financial Officer

Date:  May 27, 1997